Consent of Independent Certified Public Accountants

     We have issued our report dated December 13, 2002 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 1 as of October 31, 2002 and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                  Grant Thornton LLP


Chicago, Illinois
February 24, 2003